QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

        I, Alan B. Gilman, the President and Chief Executive Officer of The Steak n Shake Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended July 3, 2002, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Steak n Shake Company as of the dates and for the periods set forth therein.

                      /s/ Alan B. Gilman
                      Alan B. Gilman
                      President and Chief Executive Officer
                      August 15, 2002

15

QuickLinks

Exhibit 99.1